Exhibit 99.01

This transcript contains unaudited financial information for the year and quarter ended December 31, 2004 and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to projections of future revenue and earnings, continued positive momentum in our business, continued improvement in IT spending and completion and results of our proposed merger with Symantec Corporation. These forward-looking statements involve a number of risks and uncertainties, including the risk that: adjustments to our unaudited financial statements may be identified through the course of our independent registered public accounting firm completing its integrated audit of our financial statements and financial controls; economic conditions generally or IT spending specifically may decline and cause a reduction in customer demand for our products and services; we will not gain market acceptance of our products and services; we may lose market share to existing or new competitors; we will be unable to meet the current release schedule for our new products; we may be unable to adequately manage our business in response to changing market conditions; our business may be negatively affected due to the announcement of our proposed merger with Symantec; and we may be unable to complete our proposed merger with Symantec. These and other factors could cause our actual results to differ materially from what we project in our forward-looking statements. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2004 and annual report on Form 10-K for the year ended December 31, 2003, which are on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Additional Information and Where to Find It

Symantec Corporation and VERITAS Software Corporation intend to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving Symantec and VERITAS. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Symantec by contacting Symantec Investor Relations at 408-517-8239. Investors and security holders may obtain free copies of the documents filed with the SEC by VERITAS by contacting VERITAS Investor Relations at 650-527-4523.

Symantec, VERITAS and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Symantec and VERITAS in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of Symantec and VERITAS described above. Additional information regarding the directors and executive officers of Symantec is also included in Symantec’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2004. Additional information regarding the directors and executive officers of VERITAS is also included in VERITAS’ proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 21, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Symantec and VERITAS as described above.

The following is a transcript of VERITAS’ Q4 2004 Earnings Conference Call held on January 27, 2005.

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Event Date/Time: Jan. 27. 2005 / 5:00PM ET
Event Duration: 51 min

OVERVIEW

VRTS achieved record results in 4Q04 with revenues of $574m. Total revenue for 2004 set a record with $2.042b, exceeding the full-year goal of $2b by $42m. For 1Q05, VRTS is targeting non-GAAP operating margins of 23-24% and non-GAAP EPS in the range of $0.20-0.22. Q&A Focus: License revenues, merger expenses & Backup Exec Suite.

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

C O R P O R A T E    P A R T I C I P A N T S

Renee Budig
VERITAS Software Corporation - VP, IR

Gary Bloom
VERITAS Software Corporation -
Chairman of the Board, President & CEO

Ed Gillis
VERITAS Software Corporation - EVP & CFO

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Tom Berquist
Smith Barney - Analyst

Brendan Smith
Goldman Sachs - Analyst

Chris Russ
Wachovia Securities - Analyst

Curtis Shauger
CIBC World Markets - Analyst

Daniel Cummings
UBS - Analyst

John Difucci
Bear Stearns - Analyst

Clay Sumner
Friedman Billings Ramsey - Analyst

David Rudow
Piper Jaffray - Analyst

P R E S E N T A T I O N

Operator

Good day everyone and welcome to the Veritas Software 4th quarter 2004 earnings release conference. Remind you that today’s conference is being recorded. At this time for opening remarks and instructions I’d like to turn the conference over to the Vice President of Investor Relations, Ms. Renee Budig. Please go ahead, ma’am.

Renee Budig - VERITAS Software Corporation - VP, IR

Thank you. Good afternoon and thank you for joining us today for our report on Veritas’ Q4 2004 financial results and future outlook. With me here today are Gary Bloom, our CEO, and Ed Gillis, our CFO. Before we begin I would like to remind you that some of the matters we will be discussing today include forward-looking statements that involve risks and uncertainties. For example, statements regarding the company’s expectations regarding future revenue, operating expenses, operating margins, EPS and the completion of the proposed merger with Symantec Corporation are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ can be found in today’s earnings release which is available on our website and our most recent periodic reports on forms 10(Q) and 10(K) which are available on our website and the SEC’s website. In addition, certain matters regarding our proposed merger with Symantec will be addressed in the joint proxy statement to be filed with the SEC by Veritas and Symantec. We urge you to read the joint proxy statement when it becomes available because it will contain important information regarding the proposed merger. And finally during this call we will be referring to non-GAAP financial measures of the company’s operating and financial results. We have reported similar measures to our investors in the past and believe that inclusion of comparative numbers provides consistency in our financial reporting at this time. We have posted a quantitative reconciliation of the non-GAAP financial measures discussed during this call with the most directly comparable GAAP measures on the investors page of our website at Veritas.com. I will now turn the call over to Gary Bloom.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Thank you, Renee. I am very pleased to report that in the 4th quarter Veritas received record results. With revenues of $574 million, this is the highest revenue quarter in the company’s history. Total revenue for 2004 also set a record with $2.042 billion, exceeding our full year goal of $2 billion by 42 million. This represents 17 percent growth over 2003. Earnings were also very strong for the quarter with non-GAAP EPS coming in at $0.32 and GAAP EPS at $0.30. For the FY non-GAAP EPS were $0.98, up 29 percent from the prior year. GAAP EPS for the year were $0.94 compared to $0.80 for the prior year. In addition we continue to strengthen our balance sheet by generating approximately $157 million in cash from operating activities during the quarter. This allows us to start 2005 with $2.55 billion in cash and short term investments. Our outstanding 4th quarter performance demonstrates the continued strength and overall health of our business. Linearity in the quarter was typical of our recent quarters with a high concentration of business closing in the last two weeks.

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

The high volume transactions that closed after the December 16 announcement of our proposed merger with Symantec supports the view that our customers have confidence in our technology, the company and the proposed merger. Much of our success during the year is attributable to our continued execution on our three-dimensional growth strategy of expanding our product portfolio, delivering these products on a broad range of hardware and software platforms to further our heterogenous advantage and extending our worldwide reach by investing in sales and service capacity around the globe. I was also pleased with the strong performance from our acquisitions.

Our Precise products saw growth of 29 percent year-over-year and 11 percent sequentially, topping the record quarter we set in this area during the 3rd quarter. Our KVS business also showed strong results coming in well ahead of our guidance of 8 to $10 million and continues to show signs of strength going into the 1st quarter. And lastly the [inaudible] technology from our Jareva acquisition is gaining considerable traction following our 2nd half release of this technology. Throughout the year we successfully achieved a number of key business milestones. We delivered new technologies and major product refreshes in virtually all of our product areas and we are entering 2005 with a robust lineup of new product releases including Backup Exec 10 which we successfully launched last week in New York City. The upgraded product is receiving positive reviews from channel partners and our customers for its faster disk space data recovery, cost saving capabilities and broader reach with the introduction of Backup Exec suite. The strength of this product was supported by three key customers including Microsoft who is not only a key partner but also uses the product internally on over 5,000 servers. We expanded our product support for IBM AIX, HP UNIX, Solaris X86, Intel Itanium 2 processor base platform and both red hat enterprise and Susay Linux. We strengthened our relationship with HP with the announcement of our new OEM agreement to be HP’s preferred supplier server based storage virtualization solutions for highly available HP Unix 11 I systems and we also strengthened our relationship with network appliance, Sun MicroSystems and a number of key systems integrators. We successfully completed three strategic acquisitions during the year.

Ejasent, Invio Software, and KVault Software. These acquisition have not only strengthened our product portfolio but they have also enabled us to further expand our business into adjacent market such as application virtualization, IT process automation, e-mail archiving and compliance. And as a result we fortified our leadership position in all of our key markets including storage software, backup and recovery, storage management, file systems and archiving. From a geographic perspective our international expansion investments continues to show strong performance in both EMEA and Asia Pacific regions, growing 40 percent and 24 percent year-over-year respectively. In particular we have seen a significant increase in the number of large deal transactions in our international regions. We believe this is a direct result of our efforts to demonstrate strategic value to our top customers by promote a broader product portfolio while also establishing stronger partnerships with major systems integrators who see Veritas as an integral part of their biggest IT projects. Our U.S. direct enterprise businesses experience some challenges this year but executed well in the services business which grew 27 percent, well ahead of our plan and expectations, driven by strong maintenance renewal rates. We also saw considerable strength in the U.S. western region. Before I turn the call over to Ed Gillis, I’d like to briefly touch upon our proposed merger with Symantec. As I stated before and this is an exciting opportunity for Veritas.

The strategic rationale of combining the two number one players in the most critical markets in IT, storage and security software, is to better position us to address the growing trend of IT infrastructure convergence and enable us to uniquely meet our customer’s need to reduce the cost and the complexity of managing their IT infrastructure while fulfilling regulatory compliance requirements. In addition the strong customer support for our proposed merger, employee feedback has also been very positive. With yesterday’s expiration of the thirty-day waiting period imposed by Hart Scott Rodino the first of the regulatory hurdles has been cleared. We are also pleased with the initial progress we have made on integration planning and we are confident in our ability to be prepared for our expected 2nd quarter close of the proposed merger transaction. I will now turn the call over to Ed for the detailed Q4 financial results. When Ed completes his discussion I’ll provide our outlook and open the call for questions. Ed?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Okay. Thank you, Gary. I’ll begin today by providing some comments on our income statement. Revenue for Q4 as Gary indicated was $574 million, up 14 percent over the same period last year, and up 16 percent sequentially. In addition for the FY, that is the full FY, revenue grew 17 percent over 2003. Included in revenue is an approximately $19 million

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

benefit from favorable foreign currency rates when compared to the December quarter a year ago. License revenue for the quarter was $331 million, up 7 percent from last year. For the full year, license revenue grew by 9 percent over 2003. In the December quarter we shipped 26 end user transactions valued at over $1 million; up from the 11 we shipped in the September quarter. In addition we shipped 298 transactions over $100,000, up from the 231 in the September quarter. The median deal size for transactions over $100,000 was $188,000. License revenue from our data protection products was $186 million, up 1 percent year-over-year. And up 16 percent sequentially. With the anticipated January ‘05 announcement of our BE 10 product, this is Backup Exec, we did see some purchase delays for this product line in Q4. Our enterprise backup business remains solid and as Gary indicated we were very pleased with the warm reception for Backup Exec 10.0 and Backup Exec suite, the reception they received from our customers and from our channel partners. License revenue from our storage management products was $76 million, up 8 percent year-over-year and 18 percent sequentially. With this category we saw good performance year-over-year as well as sequentially from our foundation and our replication products.

License revenue from our utility computing infrastructure products was $69 million in Q4, representing year-over-year growth of 24 percent and 12 percent sequentially. APM, CommandCentral and our op force provisioning technology all had strong Q4s with APM setting another all time high and all three product sets seeing major large deal activity. These products did particularly well in EMEA in the 4th quarter. From a platform perspective, license revenue for the quarter was 48 percent UNIX and Linux, 40 percent Windows and 12 percent multi-platform. Service revenue for the December quarter was $243 million, up 27 percent year-over-year. Service revenue represented 42 percent of total revenue for the quarter. For the full year service revenue increased by 30 percent, and represented 42 percent of total revenue for the full year. Service revenue increased quarter-over-quarter, that is sequentially, by 16 percent driven largely by growth in our maintenance and our maintenance and our software upgrade business. This business continues to provide a solid revenue stream as a result of our increasing install base and our high level of maintenance and software upgrade contract renewals. This is of this also an important indicator of customer commitment to our products. The channel mix for total revenue for the quarter was 62 percent from end users and buyers, 28 percent from two tier distribution, and 10 percent from our OEM partners. Continuing to show the balance and the breadth of our go to market strategy. Turning now to geography. Our business in the U.S. was $310 million, up 2 percent year-over-year. U.S. license revenue was down 1 percent from the September quarter. On a year-over-year basis U.S. license revenue was down 13 percent reflecting a difficult comparison with the year ago as well as a continuation of softness we’ve seen recently in both our telco and our government verticals.

Our international business continues to perform very well as revenue from EMEA grew 40 percent year-over-year to $197 million or 27 percent currency adjusted. EMEA license revenue grew 42 percent year-over-year, 29 percent currency adjusted. Rest of world revenues which includes Asia Pacific and Japan as well as Latin America and Canada grew 20 percent year-over-year to $68 million, or 17 percent currency adjusted. With license growth of 7 percent year-over-year or 4 percent currency adjusted. Our total gross margin for the 4th quarter on a GAAP basis was 84 percent. Gross margin on license revenue excluding amortization of developed technology was 98 percent and the gross margin on service revenue was 69 percent. Driven largely by the strength of our maintenance and software upgrade business. Operating expenses on a GAAP basis were $313 million. The sequential increase in terms of absolute dollars is primarily attributable to investment in sales, overseas R&D and a full quarter of KVS related operating expenses. Our GAAP operating income was $172 million or 30 percent of revenue. Interest and other income net of interest expense was $11 million in Q4 compared to $7 million in Q3. The sequential increase was driven by an increase in interest earned on our investment portfolio. The tax rate for both our GAAP results and our non-GAAP results was 30 percent, reflecting the increasing mix of our international business. Our non-GAAP tax rate for the full year 2004 was 31 percent,.

For 2005 we would expect our non-GAAP tax rate to also be 31 percent. Our GAAP earnings were $0.30 per share based on a fully diluted share count of 431 million shares. Full year GAAP EPS was $0.94, up 18 percent over fiscal 2003. Historically we’ve excluded from our non-GAAP operating results amortization of intangibles, in process R&D, gains on strategic investments, and stock based compensation. These totaled $9 million net of tax for Q4. When adjusted for these items our non-GAAP EPS for Q4 is $0.32, up 45 percent versus Q4 of 2003. Full year non-GAAP EPS was $0.98, up 29 percent over fiscal 2003. We continue to expect the aggregate dollar amount of amortization expense from acquisition related intangibles and stock based compensation to be approximately 12 to $13 million per quarter pretax. Non-GAAP operating margin for Q4 is 32 percent, up four points versus

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

the same period a year ago. Our full year 2004 operating margins were 29 percent. As we described in Q3 when including the impact of KVS for the full year in 2005, we are looking at holding margins relatively flat with 2004 at the 28 to 29 percent level. Excluding merger related expenses. Meaning margin expansion that we would have expected in 2005 would be reinvested into the growth opportunity represented by KVS. As a result of our pending merger with Symantec, we expect to incur certain merger related expenses during Q1 that will have a negative impact on our operating margin.

These expenses which include retention costs and incentive programs, merger related travel and outside advisors, are expected to be in the range of 15 to $20 million. Our headcount exit in Q4 was just under 7,600. With an increase of approximately 160 over the last quarter. Two-thirds of which was outside the U.S. I will now comment briefly on our balance sheet. We exited the quarter with $2.55 billion in cash and short term investments. We generated approximately $157 million in cash from operating activities for the quarter. Primary uses of cash this quarter included $179 million for our stock buy back, $33 million of CapEx, and approximately $9 million net of credits for Federal income tax payments. As a reminder Q4’s stock buy back was completed in October, fulfilling the first $250 million authorized by the board. And resulted in the repurchase of approximately 13 million shares.

Accounts receivable as of December 31 were $394 million. Our days sales outstanding was 50 days, and reflects the back end nature of the quarter. As is typical of Q4, over 50 percent of our billings occurred during the 3rd month of the quarter and a large percentage of them were in the last two weeks of the quarter. For Q1 we expect the DSO to be in the low to mid thirty-day range. Deferred revenue was $548 million on December 31, up from 399 million in Q4 of 2003, and up from 418 million in Q3. The $130 million sequential increase is due to seasonal and high maintenance billings in Q4. As customers renew contracts at year end. And we see good seasonal growth on the license install base. Unfilled license orders and gross deferred license revenue were approximately $112 million at the end of Q4, compared to $76 million at the end of Q3. With that I’ll turn the call back over to Gary.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Thank you, Ed. Before I turn the call over for questions, I’ll provide some perspective on our expectations for Q1 and our initial thoughts on 2005. With our solid performance against our goals in 2004 and our momentum exiting the year, we anticipate continued growth in 2005 as IT spending continues to improve. While we are not providing specific 2005 growth targets given the planned 2nd quarter close of our proposed merger with Symantec, we would have anticipated growing our business faster than our addressable market which is forecasted to grow in the low double digits. That would have likely put us at a growth rate of roughly 12 percent for the full year. As is normal, we would expect seasonal strength in the 2nd half of the year and conservative growth in the early part of 2005. This leads us to set our revenue expectations for the March quarter in the range of 525 to $540 million, representing 10 percent year-over-year growth at the midpoint of the range and reflecting normal seasonality. For margins, we are continuing to execute according to our full year 2005 investment model and, as Ed mentioned earlier, our operating margins will be negatively impacted by merger related expenses which are estimated to be in the range of 15 to $20 million, or 3 to 4 percentage points of margin. As a result for Q1 we are targeting non-GAAP operating margins of 23 to 24 percent. And non-GAAP EPS in the range of $0.20 to $0.22. If we look at our ongoing business, meaning excluding any merger related expenses, our operating margins would be in the range of 26 to 27 percent and non-GAAP EPS again excluding any merger related expenses, would be in the range of $0.23 to $0.25.

GAAP operating margins are expected to be in the range of 20 to 21 percent and GAAP EPS in the range of $0.18 to $0.20 per share. In summary, we are pleased with the strong finish to 2004 that allowed to us exceed our annual revenue goals, driving our total revenue well past the $2 billion milestone. Our competitive position, market leadership and business momentum are all strong as we look forward to our future with the proposed Veritas Symantec merger. 2005 is sure to be an exciting year as we work towards completion of the proposed merger to become the 4th largest software company in the world and the category leader in infrastructure software. I will now open up the call for questions. Operator?

Q U E S T I O N S    A N D    A N S W E R S

Operator

Thank you. [Caller Instructions]. We’ll take our first question from Tom Berquist with Salomon Smith Barney.

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Tom Berquist - Smith Barney - Analyst

Thank you. Looking at the data protection business, Gary, KVS goes into that number, is that correct?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

KVS does go into that number.

Tom Berquist - Smith Barney - Analyst

Did you guys — I may have missed that. Did you give a number on the license revenues for KVS?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

No, were didn’t, Tom. As we had indicated last quarter we weren’t going to continue to break that out separately which is by the way same way it’s pretty much accounted for in other company numbers as well.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

But, Tom, I think last quarter we gave guidance of 8 to 10 million.

Tom Berquist - Smith Barney - Analyst

Right.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

For the 4th quarter and we’ve done considerably better than that.

Tom Berquist - Smith Barney - Analyst

Okay. All right. That’s good. Secondly, just looking at the U.S. business it sound like I’m trying to understand why it was down year-over-year, sounded like part of it was the shipment next quarter of the new version of Backup Exec and was there something else as well?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Tom, there were a couple of thing in the quarter as well. One continues to be some softness that we’ve been seeing in both the telco verticals as well as in the government sector. As you know if you look back a year ago those were very strong vertical markets for us. That’s tough comparisons given the kind of the weakness in those particular areas. Some of that by the way was offset by what we saw which was very strong growth in our western region. And the western region growth is also kind of indicative of that weakness in telco and government that tends to fall over into the east and the south central regions.

Tom Berquist - Smith Barney - Analyst

What about competition with Legato? I know Legato was up 13 percent year-over-year? I’m not sure if I have a U.S. number there. How did the competition shape up with Legato this quarter?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

There hasn’t been, Tom, any real material change in the competitive landscape in the backup market. Our primary competitors continue to be the IBM Tivoli product and we feel like we have made some really good progress, something I talked about last quarter starting to intrude into Tivoli’s install base and starting to see a lot of opportunities in the Tivoli accounts and saw a lot of good wins in that particular area. And then the second biggest competitor, CA, if you put those together with us you have got about 90 percent of the market. When you look at Legato specifically, I took a pretty quick glance at their financial results, they had sequential growth in license in Q4 of about $8 million. If you look at our sequential growth in Q4, about $25 million. So obviously we are in a real strong competitive position.

Tom Berquist - Smith Barney - Analyst

Got it. Okay. Thank.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Sure.

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Operator

Moving on we will take the next question from Brendan Smith with Goldman Sachs.

Brendan Smith - Goldman Sachs - Analyst

Thanks. Just a couple of things. Ed, could you first give us a picture of currency on a sequential basis opposed to year-over-year?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Yeah, this would be on a sequential basis currency was about $13 million benefit. To revenue. And a little less than half of that, probably about $5 million on the expense side. In terms of increasing expenses. It’s a net effect on operating income was probably about $8 million.

Brendan Smith - Goldman Sachs - Analyst

Operating income? And then in terms of large deals can you give us a sense of the split by geography, obviously North America looks like it was a little soft relative to the other GS?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Well, we don’t quantify it, Brendan, but I guess qualitatively for the last several years our big deals, at least when defined as over $1 million, had been very heavily dominated in the U.S. and over the last several quarters we’ve seen both the pipeline as well as the delivery of big deals over $1 million, really begin to expand internationally. Which we view as a —obviously a good sign. Particularly in Europe but we begin to, we begin to see similar characteristics in Asia.

Brendan Smith - Goldman Sachs - Analyst

Good, thanks a lot.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Thanks. Next question?

Operator

Moving on we will take the next question from Chris Russ with Wachovia.

Chris Russ - Wachovia Securities - Analyst

Thank you. A question about the sort of the customer feedback that you received regarding the merger with Symantec if you could share with us any commentary from some of your key customers, sort of their receptivity to the merger?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

On a very broad basis I would characterize it as largely positive. As we have indicated on this call but also as the webcasts and other forums that we held with John Thompson indicated it’s been pretty positive. I think the best indicator of strength in our customer base as far as their reception to this merger is simply the quantity of business we closed after both the rumor and the actual announcement of the merger. This was a very back end loaded quarter and the customers came through with orders, transactions were out there that we were working on. I think that’s a good indication of their comfort with the merger and their comfort obviously with the ongoing strategies that we’ve outlined for the Veritas products.

Chris Russ - Wachovia Securities - Analyst

Okay, great. And also, data protection which I guess was 186 million which included KVS grew 1 percent year-over-year in license revenue. If we take KVS out of the 4th quarter it would probably be down on a year-over-year basis. Obviously there was weakness in the U.S. and I guess some customers are waiting for the new products that are coming that was just announced I guess last week. Are there other facts there? Is the backup recovery market slowing? What do you think - what kind of growth rate would you expect for backup recovery in ‘05?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

So we’ve always been talking about single-digit growth for that market. Most of the industry analysts had the growth rate for the backup market at about 5 percent for 2004. And

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VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

we thought 6 percent license revenue growth in 2004. So we are clearly gaining a little bit of share. It’s always a little bit hard to say where are you gaining that share from or who it’s against but our feeling is we are gaining share and certain when we’ve look at the competitive landscape we are very comfortable how we are doing in competitive situations and we don’t see anybody kind of making any real progress against us. So it’s not a rocket ship of a market but it’s a good sustaining market and we are optimistic looking out into the next year that we will continue to grow slightly ahead of the market. But again that market still is viewed as a low single-digit market.

Chris Russ - Wachovia Securities - Analyst

Okay.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

The other element there that I think is worth focusing on is we go into ‘05 with what will be a very good product cycle, right? We had our January launch of BE 10 in January, New York, we have our net backup 5.0 due in the middle of the year. If you recall net backup 4.0 came out in November of ‘03 and we have got KVS which is building momentum. So when I look at the kind of three contributors to that product line I think we go into kind of ‘05 with really strong assets.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

By the way on the kind of the little bit of a stall effect we saw in the September kind of time frame out of the Backup Exec, that’s pretty common in the Windows marketplace for a lot of products when you have a major new version coming, especially a product that adds a lot of disk space data protection capabilities, a lot of cost savings capabilities for the customer relative to the operational cost, it’s pretty common you see a little bit of an effect in advance of a release that’s known to be out there. And this release was certainly known to be coming along. And wasn’t one of these big secretive announcements or anything. So that is pretty commonplace and again we did the launch just a couple weeks ago in New York City and reception to that release was very strong. Partners see it as a great opportunity especially with the Backup Exec suites. It’s a broader offering. They can go upsell a lot of their existing customers, go retain new customers and the customer response to that product has been very, very good relative to driving down the cost of their backup environment. So we think it puts us just in an incredibly strong position going into the new year.

Chris Russ - Wachovia Securities - Analyst

Okay. Thank you.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Thanks, Chris.

Operator

[Caller Instructions]. We’ll move on with CIBC, Mr. Curtis Shauger.

Curtis Shauger - CIBC World Markets - Analyst

Yes, good afternoon, everyone. Can you hear me okay?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

We can.

Curtis Shauger - CIBC World Markets - Analyst

Just to dig into the guidance a little bit, I think you gave us a GAAP EPS number and a non-GAAP inclusive of the charge for the quarter. Can you — or the additional, I’m sorry, the merger expenses.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Yes.

Curtis Shauger - CIBC World Markets - Analyst

What would that look like non-GAAP without the amortization? I mean I come up with a number somewhere between 21 and 23, or did you mention that if I missed it?

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Yeah, so it’s confusing in a lot of number. If you look at the kind of ongoing business, meaning non-GAAP without the merger related expenses, kind of think of this as normalized, we are looking at 26 to 27 percent operating margins which from our point of view the way our normal model for the year would be built is pretty consistent with our view of 28 to 29 percent flat margins for the year.

Curtis Shauger - CIBC World Markets - Analyst

Yup.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

And we are looking at is EPS of $0.23 to $0.25, okay? That’s the normalized non-GAAP no merger expense in it.

Curtis Shauger - CIBC World Markets - Analyst

Right.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Are you with me?

Curtis Shauger - CIBC World Markets - Analyst

Yep.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Okay. And that contrasts with the non-GAAP and the merger expenses where operating margins would be 23 to 24 percent, and EPS would be 20 to 22 percent, okay?

Curtis Shauger - CIBC World Markets - Analyst

Grat. And also some of the license I think you mentioned the difference between deferred license was roughly I think 37 million. Does it suffice to say is that some of that probably was domestic in nature and that may have had it not had such an accelerated pace at the end of the quarter may have been a more normalized growth rate in Q4?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Again, the unfilled license orders and deferred license are as you say a function of a volume of activity at the end of the quarter. And that that is specific to each geography. So, yes, absolutely. We don’t break that out by geography but I think it’s safe to assume that you are going to end up with lumpiness by geography in that number.

Curtis Shauger - CIBC World Markets - Analyst

Excellent. One more question for Gary. Was there any partnership relationship in the quarter that you saw that was exciting? I think you had an announcement with HP. But anything beyond that you felt was really powerful?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

You’re right, we were real happy obviously with the HP announcement given the very interesting position that puts us in for the high-end systems. The network appliance relationship continues to do extremely well. And especially with the KVS technology now coming into play there relative to when you start thinking about doing archiving and vaulting of e-mails and messages and Windows files, obviously KVS line, or the network appliance line of storage products is really ideal for that product. We see great opportunity there. And then tied to that is the net backup five release, the later release of net backup five actually has a lot of enhancements to that product specific for net apps. Then the other category of relationships that I characterize as we are just thrilled with is our systems integration relationship. Players like IBM Global Services, Accenture, CSC, and others. And so very strong relationship there. We saw that being helpful this particular quarter but more recently as a trend in both the U.S. business but also in the European business as well. So we are just seeing a lot of really good strength and a a lot of good business opportunity coming out of that kind of new channel. Because that really is a channel for us to actually take the orders, they fulfill it, they are selling the product, they are making it part of their bids. That’s turning out to be a really phenomenally strong channel for us.

Curtis Shauger - CIBC World Markets - Analyst

One more question if I may. The litigation or — excuse me, the merger expense, Q1, did that expect to continue anything further than that?

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Ed Gillis - VERITAS Software Corporation - EVP & CFO

It’s hard to estimate at this point because it’s obviously a function of when we close. At the moment our best shot is 15 to 20 million.

Curtis Shauger - CIBC World Markets - Analyst

Would it be safe to say that it should diminish assuming everything kind of goes according to plan?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

It’s likely to the diminish but it won’t disappear.

Curtis Shauger - CIBC World Markets - Analyst

Thank you.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO From now on, it really depend on the timing of the close and given the timing is 2nd quarter obviously an earlier close diminishes it quicker, a later closer could potentially cause it to continue on.

Curtis Shauger - CIBC World Markets - Analyst

Thanks so much.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Sure.

Operator

Next we have Daniel Cummings with UBS.

Daniel Cummings - UBS - Analyst

Thank you. I wanted to talk a little bit about Backup Exec and the suite. When you sell the suite, will you book all the revenue under data protection or do you put the replication down in SRM and the, I’m sorry the storage exec down in SRM?

Ed Gillis - VERITAS Software Corporation - EVP & CFO

It would all go into data protection. An analogous example would be our high availability bundles in our utility computing infrastructure even though they include functionality that would be storage management related.

Daniel Cummings - UBS - Analyst

Well, so I guess we are wondering when are you really going to get sort of the benefit of the product refresh in terms of incremental revenue and a push to the back to real healthy year-over-year growth numbers in data protection with the benefit of the refresh and with KVS because I know you said you did 6 percent in ‘04, but the year-over-year growth rate has really been trending down?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

I think the right way to look at these things is that these new products and new capabilities are all thing that add incremental growth that would otherwise is a relatively slow growing market. So we would expect to see some pretty immediate effect if in this current quarter even around the Backup Exec product with the new launch if it behaves like it did when we had Backup Exec 9 when you saw pretty immediate expense to Backup Exec 9 release. The newer capability is a suite as will normally happen it will take a little bit of time to get that revenue stream going because that’s something new in the channel, new product, takes the channel partners awhile to understand how to position it, how to sell it, how to bring the transactions in. But given what it does and the fact that it’s all related to how you think about protecting your data and protecting your information, it’s a very natural transition for them to sell that. So these are products that add incremental growth. The KVS technology is really doing extremely well. By the way, that KVS technology drives the core products in the backup market right out in there as well. We are predominantly selling to customers using Backup Exec, using Backup Exec or net backup, although not exclusively. I think you start seeing some of the benefits as early as Q1 and then you will just continue to build. We are just in a really good, strong position competitively in that marketplace with the primary constraint being it’s not a real high growth market.

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Ed Gillis - VERITAS Software Corporation - EVP & CFO

And again I think as we described in the past, we are in three product segments, one of which is growing in the kind of mid single-digits, another which is growing in the low teens, and another which is growing in the high teens. In terms of market. And those are attractive businesses for us and in the data protection market, although the market is growing slowly as Gary indicated earlier we think we have real share opportunities against the two big players in the market and so that certainly represents potential particularly given the strong product cycle.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Next question?

Operator

Next question will come from John DiFucci with Bear Stearns.

John Difucci - Bear Stearns - Analyst

Thanks, guys. Just a quick question. I guess so far in January I think last year during this call you had a pretty strong January. Just wondering if the momentum of this previous quarter kind of carried over again this year?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Yes, certainly it’s still kind of early on here. We obviously don’t even have January numbers yet but the early momentum seems to be really good. We have a robust pipeline. Transactions, some of the deals that you would normally expect to close early in the quarter that you didn’t quite get in at the end of the year, at least some of those have come in already in the quarter. So we are pretty happy with what we see and obviously the guidance is reflective of what we think is going to be a pretty good, strong, Q1.

John Difucci - Bear Stearns - Analyst

Okay. Just one quick clarification. Gary, you talked about if you were going to give growth guidance for the entire ‘05 you were looking at something of about 12 percent. Does that total revenue that you’re talking about or license?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

That would be total revenue. Yeah, what’s really going on there is it just didn’t make sense to put out, kind of go through the finalization process of the full year number. We are looking at and we are kind of looking at if you look at what the markets are doing and you look at how we are doing in the various markets, it’s kind of a rough number to give you something to work off of. We think 12 percent is a reasonable number to work off of.

John Difucci - Bear Stearns - Analyst

Okay. Thanks a lot.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Sure.

Operator

Now moving on we will take a question from Clay Sumner with Friedman Billings Ramsey.

Clay Sumner - Friedman Billings Ramsey - Analyst

Yea, thank you very much. Was there a surge in maintenance catch up fees associated with the launch of Backup Exec in January or do you expect one of those in the 1st quarter? And then if you could try to estimate a little bit maybe the pause or what the pause in the Backup Exec buying might have cost you in the 4th quarter? Thanks.

Ed Gillis - VERITAS Software Corporation - EVP & CFO

On the maintenance piece, yes, there is an element every 4th quarter of catch up. It’s probably in the order $20 million. That’s in contrast to what would be a normal quarter, normal meaning normal non-4th quarter in the 5 to $10 million range. We saw very similar behavior last year and if you look at the services business last year, Q4 to Q1 you will notice that it actually declines by I think about $10 million. I would expect

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

to see that similar behavior this year at the 10 to $15 million level due to this catch up piece.

Clay Sumner - Friedman Billings Ramsey - Analyst

I’m sorry, specifically I was talking about for the Backup Exec product, customers that maybe —

Ed Gillis - VERITAS Software Corporation - EVP & CFO

Right, it’s driven by two things. It’s driven by product cycle, so in this case I think it was driven a bit by the Backup Exec and it’s also driven by the year end budget cycle renewals.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

I think it’s safe to say though that if you characterize that catch up revenue, a large amount of the catch up revenue is enterprise related and the Backup Exec product would be representative of a very relatively small amount of a catch up maintenance revenue given the way the customers think in that particular market. It’s a different market segment. So to your specific question the Backup Exec related catch up would be small.

Clay Sumner - Friedman Billings Ramsey - Analyst

Great. Thanks. Could you care to characterize maybe how much the buying pause in Backup Exec might have cost you in the quarter?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

That’s really difficult to measure. We don’t have a specific measure on that. The channel business in general did very well. We saw a little bit of down tick in the two tier distribution area but we have, we don’t put a specific quantification on it.

Clay Sumner - Friedman Billings Ramsey - Analyst

One last if I could, if you can comment on the HP partnership since you haven’t gotten a chance to really say much about that, if you could maybe estimate or how much revenue do you think that might contribute when it gets going maybe in ‘06?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Yeah, again, we haven’t tried to put a revenue forecast on it. What it does is it embelishes that entire, not just those products, but that entire platform opportunity because what we are doing is we are becoming the preferred supplier, both our storage virtualization solutions and our high availability technology and there is some relationship into the integration of some of their technologies with some of our technologies that has to go on there. So we are obviously seeing growth in the HP platform. It’s a very healthy business for us. This should make it healthier. Our view on it is idea model for us, it is a very balanced UNIX business across Sun, HP, IBM and Linux and what we are seeing is good growth rates in all these different areas and we are getting better balance.

Clay Sumner - Friedman Billings Ramsey - Analyst

Great. Thank you very much.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Sure.

Operator

Next with Piper Jaffray we have David Rudow.

David Rudow - Piper Jaffray - Analyst

Nice job on the quarter, guys.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Thanks, David.

David Rudow - Piper Jaffray - Analyst

Were there any changes made to the sales force comp plan for Q1?

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

No, absolutely, in Q1 we definitely have retention plans put in place and incentive plans. By the way, it would not be unusual for us to have kind of incentive plans in Q1 to get off to a fast start anyhow. That’s a pretty normal thing that we do in our compensation structures. This quarter was obviously a little bit more aggressive given our desire for retention and our desire to stay kind of focused on the business at hand here during this interim period before the merger closes. And all of those retention programs were done in kind of a balance of incentive, retention and kind of pipeline. And the pipeline piece being making sure that we are conscious of having a solid pipeline once the merger closes or in the event the merger is later in the Q2 time frame that we have a solid pipeline for Q2. So everything is kind of balanced but we certainly do have programs out there.

David Rudow - Piper Jaffray - Analyst

Okay. But you did do something to at least protect the pipeline looking out towards the back half of the year?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Yeah, absolutely. I mean it comes down to how you structure those programs. And when you put together incentive programs you will always put together incentive programs with a perception of, let’s do the best we can. It’s not a perfect science. Let’s do the best we can to make sure that we generate the near term goal while at the same time not artificially changing the longer term prospects for the business. Obviously we have a good product pipeline in place. Some of those products are coming in in the 2nd half which will be helpful there as well. And then you have to keep in mind we had a really strong Q4 finish. So a lot of the work that goes on in Q1 is generating pipeline as well as closing pipeline.

David Rudow - Piper Jaffray - Analyst

Then what was the turnover like so far in Q1 and what’s your expectation once the deal closes with Symantec if it does close?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Well, on the turnover front Ed can jump in if he has more current statistics, I would characterize is we haven’t seen any change in our normal kind of attrition rate. As Q1 goes you always see a little turnover in the very early part of Q1 having to do with those people that did well versus those people that didn’t do well and what that means for them. With the merger announcement, our employees are generally positive on it and we are not seeing any kind of direct effect or attrition rates relative to the merger announcement. It’s something we are going to continue to monitor and it’s something that one of the indicators you watch pretty closely during this time frame.

David Rudow - Piper Jaffray - Analyst

Any changes to quotas from Q1 if you look on a year-over-year basis? Are you annualized out last year?

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

We naturally don’t get into the specifics of our programs there. The quotas are out there. The quotas align obviously to the guidance we are giving and to the pipeline, and what we think is the opportunity out there, again with an eye towards let’s make sure that we create healthy pipeline for the future as well.

David Rudow - Piper Jaffray - Analyst

Okay, thank you very much.

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Sure.

Operator

It appears that’s all the time we have for question today. I will turn the conference back over to our speakers for any closing comments they may have.

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FINAL TRANSCRIPT

VRTS - Q4 2004 VERITAS Software Corporation Earnings Conference Call

Gary Bloom - VERITAS Software Corporation - Chairman of the Board, President & CEO

Okay. Well, thank you very much everyone for joining us. Obviously we thrilled with performance on the quarter. We are excited about the merger and we are obviously happy about the progress we are making working with the Symantec team to put that together. We look forward to talking to you again shortly. Thanks.

Operator

Once again, everyone, this will conclude today’s Veritas software 4th quarter 2004 earnings release conference call. Thank you all for dialing in. You may now disconnect the line.

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